Exhibit 3.15

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE LAWS.

No. WA – 20193	Warrant to Purchase 932,111 Shares
Issue Date: December 20, 2019	of Common Stock (“Warrant Quantity”)
(subject to adjustment and substitution)

WARRANT TO PURCHASE COMMON STOCK
of

T STAMP INC.

Void after December 20, 2024

Consideration for Warrant (“Warrant Price”):	$0.6437 per share

Warrant Exercise Price (“Exercise Price”):	$8.00 per share (subject to Section 2 below)

This certifies that, for value received, Second Century Ventures, LLC, a Delaware limited liability partnership, or its assigns (in each case, the “Holder”) is entitled, subject to the terms set forth below, to purchase from T Stamp Inc., a Delaware corporation (the “Company”), up to 932,111 shares of the Common Stock of the Company or such other substitute security as set forth herein (“Exercise Stock”), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character, type of security and Exercise Price of such shares of Exercise Stock are subject to adjustment and substitution as provided below. The term “Warrant” as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein. [This Warrant is issued pursuant to that certain Warrant Purchase Agreement (the “Purchase Agreement”), made as of the date hereof (the “Warrant Issue Date”) by and among the Holder, the Company and the other parties thereto.]

1.          Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time, or from time to time, during the term commencing on the Warrant Issue Date and ending on December 20, 2024 (the “Expiration Date”). The right of a Holder to exercise this Warrant shall be terminated at the close of business on the Expiration Date. Upon the occurrence of the Expiration Date, if the fair market value of the Exercise Stock exceeds the Exercise Price, this Warrant shall be deemed to be automatically exercised in accordance with Section 3(c). In addition, if the fair market value of the Exercise Stock exceeds five (5) times the Exercise Price at any time, the Company shall give Holder written notice of such event and Holder may elect to exercise this Warrant; provided, however, notwithstanding the foregoing in the event the Company fails to give such written notice, this Warrant shall be deemed to be automatically exercised in full in accordance with Section 3(c).

2.            Exercise Price. This Warrant may be exercised to purchase Exercise Stock at the Exercise Price, as adjusted from time to time pursuant to Section 11 hereof.

3.            Exercise of Warrant.

(a)          The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash, by wire transfer or same day funds or by check acceptable to the Company of the purchase price of the shares of Exercise Stock to be purchased. In connection with the Holder’s exercise of this Warrant in connection with any event described in Section 9(b) hereof, the Holder may qualify its exercise on consummation of such transaction, and may defer payment of any Exercise Price due thereon until consummation thereof. Under no circumstances shall the Holder (or its affiliates) be subject to any restrictive covenants or any restrictions on its ability to make any investment it deems appropriate.

(b)          This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Exercise Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event no later than ten (10) business days after such date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercis8ed in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

(c)          Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Exercise Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash as set forth in Section 3(a) above, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election, in which event the Company shall issue to the Holder a number of shares of Exercise Stock computed using the following formula:

X = Y * A-B

A

X =	the number of shares of Exercise Stock to be issued to the Holder

Y =	the number of shares of Exercise Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A =	the fair market value of one share of the Company’s Exercise Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one share of Exercise Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that when the fair market value of one share of Exercise Stock is being determined in connection with a financing in which the Company is selling shares of its preferred stock, the fair market value of one share of Exercise Stock shall be determined by reference to the purchase price of the preferred stock sold in such financing and the applicable conversion ratios, if any, and when the Exercise Stock is the same class of stock being sold in such financing, the fair market of one share of Exercise Stock shall be the purchase price of one share of the stock being sold in such financing; provided, further, that where there exists a public market for the Company’s Common Stock at the time of such exercise, the fair market value per share shall be the product of (i) (A) the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary, (B) the last reported sale price of the Common Stock or (C) the closing price quoted on the Nasdaq Stock Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value and (ii) the number of shares of Common Stock into which each share of Exercise Stock is convertible at the time of such exercise. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company’s initial public offering of Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s initial public offering, and (ii) the number of shares of Common Stock into which each share of Exercise Stock is convertible at the time of such exercise.

4.            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5.            Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on execution and delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6.            Rights as a Stockholder. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Exercise Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder with respect to the Exercise Stock underlying this Warrant, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

7.             Transfer of Warrant.

(a)           Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)           Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Exercise Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c)           Transferability and Nonnegotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters reasonably satisfactory to the Company, if such are requested by the Company). Subject to the foregoing, transfers may be effected by the Holder executing the Assignment Form annexed hereto.

(d)           Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Act”) and with the limitations on assignments and transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise thereof.

(e)       Compliance with Securities Laws.

(i)            The Holder of this Warrant, by acceptance hereof, acknowledges and agrees that this Warrant and the shares of Exercise Stock to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment and not with a view towards distribution or resale thereof, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Exercise Stock to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Exercise Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view towards distribution or resale in violation of the Act.

(ii)           The Holder of this Warrant, by acceptance hereof, represents that such Holder is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D promulgated under the Act, as presently in effect.

(iii)          Any new issuance of a Warrant and all shares of Exercise Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws or any other agreement between the Holder and the Company):

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE LAWS.

8.            Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Exercise Stock a sufficient number of shares to provide for the issuance of Exercise Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (as amended or restated from time to time, the “Certificate”) to provide sufficient reserves of shares of Exercise Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein and in such case the Company shall not be required to issue or deliver any stock certificate until such tax has been paid or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due).

9.       Notices.

(a)           Whenever the Exercise Price or the number of shares of Exercise Stock purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company at its expense shall issue a certificate signed by an authorized officer setting forth, in reasonable detail, the event requiring the adjustment or readjustment, the amount of the adjustment or readjustment and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment or readjustment, and shall cause a copy of such certificate to be mailed (by electronic mail, first-class mail, postage prepaid, or overnight delivery service) to the Holder of this Warrant. Holder, subject to the ability to revoke consent, consents to all notices under Section 232 ("Notice by Electronic Transmission") of the Delaware General Corporation Law. The Company shall, upon the written request of the Holder of this Warrant at any time, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) all such adjustments and readjustments that have been effected under this Warrant; (ii) the Exercise Price at the time in effect and (iii) the number of shares of Exercise Stock, the type of Exercise Stock and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant. At Holder’s request, the Company will reissue this Warrant taking into account all such adjustments.

(b)            in case:

(i)            The Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii)           of any change of control, any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

(iii)          of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such change of control, sale, reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Exercise Stock (or such other stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Exercise Stock (or such other stock or securities at the time receivable upon the exercise of this Warrant) for securities or other property deliverable upon such change of control, sale, reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be personally delivered, mailed by overnight delivery or sent via electronic mail at least 15 days prior to the date therein specified.

(c)        All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of mailing, on the next business day following the date of such mailing by overnight delivery or (iii) if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address.

10.       Amendments.

(a)             Any term of this Warrant may be amended with the written consent of the Company and the Holder.

(b)            No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11.       Adjustments. The Exercise Price, the type of Exercise Stock and the number of shares purchasable hereunder are subject to adjustment and substitution from time to time as follows:

11.1          Conversion or Redemption of Exercise Stock. Should all of the Company’s Exercise Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, redeemed or converted for any reason into shares of the Company’s Common Stock or such other securities as to which conversion rights then exist for Exercise Stock in accordance with the Certificate, as effective immediately prior to the redemption or conversion of all of the Company’s Exercise Stock, then this Warrant shall become immediately exercisable for that number of shares of the Company’s Common Stock or such other securities equal to the number of shares of the Common Stock or such other securities that would have been received if this Warrant had been exercised in full and the Exercise Stock received thereupon had been simultaneously converted immediately prior to such event, and the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (x) the aggregate Exercise Price of the maximum number of shares of Exercise Stock for which this Warrant was exercisable immediately prior to such conversion or redemption, by (y) the number of shares of Common Stock or such other securities for which this Warrant is exercisable immediately after such conversion or redemption.

11.2          Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11. No adjustment shall be made pursuant to this Section 11.2, upon any conversion or redemption of the Exercise Stock which is the subject of Section 11.1.

11.3           Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

11.4           Liquidation. In case the Company shall, at any time prior to the expiration of this Warrant and prior to the exercise hereof, dissolve, liquidate or wind up its affairs, the Holder shall be entitled, upon the exercise of this Warrant in accordance with its terms, to receive, in lieu of the Exercise Stock which it would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to it upon exercise of such Warrant, had it been the holder of record of the Exercise Stock receivable upon the exercise of this Warrant on the record date for the determination of those entitled to receive any such liquidating dividend.

12.          Right to Purchase Additional Warrants. In the event the Company proposes to make any offering of stock prior to the Expiration Date which would cause the Company’s total issued shares of capital stock (on a fully diluted basis) to exceed 5,700,000 shares, the Company shall promptly give notice to the Holder, and the Holder shall, within fifteen (15) business days, have the right to purchase additional Warrant(s) on the same terms as this Warrant upon tendering the Warrant Price per share in respect of each share issuable under each additional Warrant. The number of additional shares underlying Warrants for which the Holder shall be entitled to tender shall be calculated by dividing the proposed number of additional shares being offered by the Company by the Warrant Quantity Factor (with the “Warrant Quantity Factor” being equal to the quotient of 5,700,000 divided by the Warrant Quantity (as defined in this Warrant)).

13.         Descriptive Headings and Governing Law. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without regard to conflicts of law provisions.

14.         Warrant Treatment. The Company and the Holder shall not treat the Warrant or the Exercise Stock as being granted or issued as property transferred in connection with the performance of services or otherwise as compensation for services rendered.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Warrant on the Warrant Issue Date.

T STAMP INC.

DocuSigned by:
By:
Name: Andrew Gowasack
Title: President

Agreed and accepted:

SECOND CENTURY VENTURES, LLC

DocuSigned by:
By:
Name: Mark Birschbach
Title: Managing Director

[SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK]

NOTICE OF EXERCISE

To:	T Stamp Inc.

Name:	Current Date:

Warrant Issue Date:

Exercise Stock:

(1)          The undersigned hereby (A) elects to purchase ______ shares of Exercise Stock of T Stamp Inc., pursuant to the provisions of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full or (B) elects to exercise this Warrant for the purchase of ____ shares of Exercise Stock, pursuant to the provisions of Section 3(c) of the attached Warrant.

(2)          Representations. In exercising this Warrant, the undersigned hereby confirms and acknowledges that:

(a)	The undersigned is sufficiently aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company, to have reached an informed and knowledgeable decision to exercise the Warrant and purchase the shares of Exercise Stock (the “Shares”).

(b)	The undersigned understands and acknowledges that the exercise of its right to purchase the Shares is expressly conditioned upon compliance by the undersigned with the all federal securities laws and all state securities laws applicable to it.

(c)	The shares of Exercise Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment and not with a view to, or for sale in connection with, a distribution of any of the Exercise Stock, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Exercise Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.

(d)	The undersigned is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D promulgated under the Securities Act.

(e)	The exercise of the Warrant is subject to all of the terms and conditions of the Warrant.

(3)           Please issue a certificate or certificates representing said shares of Exercise Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(4)          Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

Name:
Date:

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Exercise Stock (or Common Stock issuable upon conversion thereof) set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint _____________ to make such transfer on the books of T Stamp Inc. maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and not with a view towards distribution or resale thereof and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale. The undersigned further represents that, by assignment hereof, the Assignee is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D promulgated under the Securities Act.

Name:
Dated: